UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K

                                  ------------

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                October 23, 2006

                                 REMOTEMDX, INC.

             (Exact name of registrant as specified in its charter)

                           Commission File No. 0-23153

                     Utah                                    87-0543981

        (State or other jurisdiction of             (IRS Employer Identification

                incorporation)                                 Number)

                           150 West Civic Center Drive
                                    Suite 400
                                Sandy, Utah 84070
               (Address of principal executive offices, Zip Code)

       Registrant's telephone number, including area code: (801) 563-7171

   Former name or former address, if changed since last report: Not Applicable


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02     Departure  of   Directors  or   Principal  Officers;  Election  of
              Directors;   Appointment   of   Principal  Officers;  Compensatory
              Arrangements of Certain Officers

         Appointment of Two New Directors
         --------------------------------

         On October 23, 2006, RemoteMDx, Inc. (the "Registrant"), announced that it had added two additional members to its Board of Directors, Larry Schafran and David Hanlon.

         Mr. Schafran currently is Managing General Partner of Providence Recovery Partners (PRP), a New York-based investment fund. He also serves as a Director and Audit Committee Chairman of PubliCARD, Inc., and Tarragon
Corporation, both publicly traded companies. In recent years, Mr. Schafran served in several capacities including as a Trustee, Chairman/Interim-CEO/President and Co-Liquidating Trustee of Special Liquidating Trust of Banyan Strategic Realty Trust; Director/Chairman of the Executive Committee of Dart Group Corporation, Shoppers Food Warehouse, Inc. and COMSAT Corporation. Mr. Schafran has experience in guiding companies to be Sarbanes-Oxley compliant. As a member of the Registrant's Board of Directors, Mr. Schafran will head the Audit Committee.

         Mr. Hanlon is currently Chief Executive Officer and President of Empire Resorts, Inc. He holds an MBA and Masters Degree in Accounting from the Wharton School of Business. His prior business experience includes serving as President of Harrah's Atlantic City; President and Chief Executive Officer of Merv Griffin's Resorts International; President and Chief Executive Officer of International Game Technology and President and Chief Operating Officer of Rio Suites Hotel and Casino. With expertise in managing and guiding service-related businesses, Mr. Hanlon will be a key contributor in an area crucial to the Registrant.

         Directors Elected by Holders of Series C Preferred Stock
         --------------------------------------------------------

         Messrs. Schafran and Hanlon were elected by the holders (the "Series C Holders") of the Registrant's Series C Convertible Preferred Stock (the "Series C Preferred"). Under the Certificate of Designation of Rights and Preferences of the Series C Preferred, the Series C Holders are entitled to elect, as a class, two directors to the Company's Board of Directors, which directors may be removed without cause only by the vote of the Series C Holders.

         The Registrant received the approval of the election of Messrs. Schafran and Hanlon from the holders of 3,698,610 shares of Series C Preferred, constituting approximately 56% of the Series C Preferred outstanding.

         Compensation
         ------------

         Mr. Schafran and Mr. Hanlon will each receive $60,000 per year and options (the "Director Options") to purchase up to an additional 50,000 shares of the Registrant's common stock, with the exercise price being the fair market value at the date of grant, for each year of service as directors of the Registrant. Additionally, Mr. Schafran and Mr. Hanlon may receive options (the "Committee Chair Options") to purchase up to an additional 50,000 shares of the Registrant's common stock for serving as chair of any of the committees of the Registrant's Board of Directors.

         As of October 25, 2006, the cash compensation had not been paid and the Director Options had not been issued. Additionally, the 50,000 Committee Chair Options had not been issued to Mr. Schafran in connection with his service as chair of the Audit Committee.

Item 9.01     Financial Statements and Exhibits

         (d)      Exhibits

         99.1     Press Release Dated October 23, 2006


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       REMOTEMDX, INC.




                                       By:  /s/ Michael G. Acton
                                          -----------------------
                                       Michael G. Acton, Chief Financial Officer

Date: October 25, 2006